Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS SECOND QUARTER 2009 RESULTS

BALTIMORE (August 5, 2009) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months and six months ended June 30, 2009.

Commenting on the quarter, David Smith, President and CEO of Sinclair, stated, “In a normal economic environment, we would typically generate some of our highest advertising revenues for the year in the second quarter. However, this was not the case this year. Second quarter time sales of $109.8 million were about $1.0 million lower than the first quarter, an indication that Sinclair continues to be adversely affected by the economic recession. Despite this, we still outperformed the industry, based on third party data, a sign that our sales force continues to aggressively work accounts. On the expense side, we have been working with our station management to find areas where we can cut costs and create efficiencies for the longer-term.

Regarding the balance sheet, we continue to have discussions with the holders of our 3% and 4.875% Senior Convertible bonds, which have the right to put the bonds back to the Company in May 2010 and January 2011, respectively. A resolution with the bondholders must take into consideration the Company’s ability to service our debt going-forward and provide for the refinancing of future maturities.”

Mr. Smith continued, “We were notified by Cunningham Broadcasting Corporation, our LMA partner in six markets, that their secured lenders granted them an extension to October 30, 2009 on the repayment of a $33.5 million term loan facility which cross defaults to our secured credit facility. Cunningham and its lenders continue to seek a resolution to satisfy the debt maturity. This resolution may have a financial impact on Sinclair.”

Financial Results:

Net broadcast revenues from continuing operations were $133.0 million for the three months ended June 30, 2009, a decrease of 18.8% versus the prior year period result of $163.7 million. The Company had operating income of $25.8 million in the three-month period, as compared to operating income of $43.3 million in the prior year period. The Company had net income attributable to the parent company of $2.8 million in the three-month period versus net income attributable to the parent company of $11.8 million in the prior year period. The Company reported diluted earnings per common share of $0.04 for the three-month period versus diluted earnings per common share of $0.13 in the prior year period.

Net broadcast revenues from continuing operations were $264.3 million for the six months ended June 30, 2009, a decrease of 18.6% versus the prior year period result of $324.6 million. The Company had an operating loss of $80.9 million in the six-month period versus the prior year period operating income of $89.5 million. The Company had a net loss attributable to the parent company of $82.9 million in the six-month period versus net income attributable to the parent company of $26.8 million in the prior year period. The Company had a diluted loss per common share of $1.03 in the six-month period versus diluted earnings per common share of $0.31 in the prior year period.

Operating Statistics and Income Statement Highlights:

•                  Political revenues were $0.7 million in the second quarter versus $3.6 million in second quarter 2008. Revenues from retransmission consent agreements were $23.6 million in the second quarter 2009 as compared to $18.7 million in the second quarter 2008.

•                  Local advertising revenues were down 21.0% in the second quarter 2009 while national advertising revenues were down 31.4% versus the second quarter 2008. Excluding political revenues, local advertising revenues were down 20.1% and national advertising revenues were down 29.1% in the second quarter. Advertising spending categories that were down the most were automotive, services, paid programming, fast food, home products, retail, telecommunications and pharmacy. Services, our largest category representing 16.7% of time sales, was down 11.5% while automotive, our second largest category representing 14.7% of time sales, was down 46.1% in the quarter. Local advertising revenues, excluding political revenues, represented approximately 70% of advertising revenues in the second quarter.

•                  Time sales on our FOX, ABC, MyNetworkTV, CW, CBS and NBC stations were down 23.9%, 27.1%, 18.7%, 27.9%, 23.9% and 20.7% in the second quarter 2009, respectively.

•                  With all but three markets reporting, our stations grew their average local time sales in the second quarter on both an including and excluding political basis. In addition, our stations’ held their average total market share at approximately 19.0%, as compared to second quarter last year.

•                  During the quarter, the Company received digital equipment at ten stations in exchange for comparable analog equipment as a result of vacating certain analog spectrum to be used for public safety. As a result, the Company recorded a $1.3 million non-cash gain on the equipment exchange.

•                  During the second quarter 2009, the Company invested $2.2 million, net of cash distributions, in various ventures.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $13.1 million in cash, was $1,304.7 million at June 30, 2009 versus net debt of $1,321.6 million at March 31, 2009.

•                  As of June 30, 2009, 45.1 million Class A common shares and 34.5 million Class B common shares were outstanding, for a total of 79.6 million common shares outstanding.

•                  Capital expenditures in the second quarter were $2.1 million.

•                  Program contract payments for continuing operations were $19.0 million in the second quarter.

Notes:

“Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release. As such, the results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.

Amendment of ARB No. 51 (FAS) 160, Noncontrolling Interests in Consolidated Financial Statements, has been adopted for all periods presented in this press release. As such, minority interests are now recognized in equity separate from the parent’s equity and the net income attributable to the noncontrolling interest is included in the income statement.

(FSP) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion has been adopted for all periods presented in this press release. As such, our 3% convertible debentures are accounted for in its liability and equity components, thereby recording a debt discount.

Prior year amounts have been reclassified to conform to current year GAAP presentation.

Forward-Looking Statements:

The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Outlook:

In accordance with Regulation FD, Sinclair is providing public dissemination through this press release of its expectations for certain components of its third quarter 2009 and full year 2009 financial performance. The Company assumes no obligation to update its expectations. All matters discussed in the “Outlook” section are forward-looking and, as such, persons relying on this information should refer to the “Forward-Looking Statements” section above.

“While we have not revised our third quarter 2009 net broadcast revenue estimate from what was publicly provided July 10th, the current lack of demand for inventory has caused us to believe that our prior fourth quarter net broadcast revenue estimate is aggressive and represents the high end of what we could achieve,” commented David Amy, EVP and CFO. “Based on current pacings, we believe that the fourth quarter net broadcast revenues will more realistically come in at approximately $135.5 million. Additionally, without any real improvement in the broader economic data or consumer confidence, we still believe that advertising-based businesses will not begin to recover until the second half of 2010.”

•                  The Company expects third quarter 2009 station net broadcast revenues from continuing operations, before barter, to be approximately $126.6 million, a 15.7% decline as compared to third quarter 2008 station net broadcast revenues of $150.1 million. This assumes the absence of $8.3 million in incremental political revenues as compared to third quarter 2008. For the fourth quarter 2009, we estimate net broadcast revenues of $135.5 million to $139.7 million, a 15.0% to 17.6% decline as compared to fourth quarter 2008 net broadcast revenues of $164.4 million. This includes $800 thousand of political revenues as compared to $25.6 million in fourth quarter 2008. For the full year, the Company is estimating net broadcast revenues of $526.4 million to $530.6 million, down 17.0% to 17.6% to 2008 net broadcast revenues of $639.2 million. The 2009 full year estimate includes $2.1 million of political revenues versus $41.1 million in 2008.

•                  The Company expects barter revenue and barter expense each to be approximately $12.0 million in the third quarter.

•                  The Company expects continuing operations station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, in the third quarter to be approximately $64.7 million, an 11.1% decrease from third quarter 2008 television expenses of $72.8 million. On a full year basis, television expenses are expected to be approximately $265.1 million, down 10.2% as compared to 2008 television expenses of $295.1 million. The 2009 television expense forecast includes $0.1 million of stock-based compensation expense for the quarter and $0.2 million for the year, as compared to the 2008 actuals of $0.5 million and $1.8 million for the quarter and year, respectively.

•                  The Company expects program contract amortization expense to be approximately $18.9 million in the third quarter and $75.6 million for 2009, as compared to the 2008 actuals of $21.7 million and $84.4 million for the quarter and year, respectively.

•                  The Company expects program contract payments to be approximately $18.2 million in the third quarter and $82.2 million for 2009, as compared to the 2008 actuals of $19.8 million and $82.3 million for the quarter and year, respectively.

•                  The Company expects corporate overhead to be approximately $6.4 million in the third quarter and $25.2 million for 2009, as compared to the 2008 actuals of $5.9 million and $26.3 million for the quarter and year, respectively. The 2009 corporate expense forecast includes $0.2 million of stock-based compensation expense for the quarter and $0.7 million for the year, as compared to the 2008 actuals of $0.3 million and $4.3 million for the quarter and year, respectively.

•                  The Company expects other operating division revenues less other operating division expenses to be $1.1 million of income in the third quarter and $1.0 million of income for 2009, assuming current equity interests, and as compared to the 2008 actuals of $0.1 million of income and a $4.6 million loss for the quarter and year, respectively.

•                  The Company expects depreciation on property and equipment to be approximately $10.5 million in the third quarter and $43.4 million for 2009, assuming the capital expenditure assumptions below, and as compared to the 2008 actuals of $11.7 million and $44.8 million for the quarter and year, respectively.

•                  The Company expects amortization of acquired intangibles to be approximately $4.6 million in the third quarter and $20.7 million for 2009, as compared to the 2008 actuals of $4.6 million and $18.3 million for the quarter and year, respectively.

•                  The Company expects net interest expense to be approximately $17.9 million in the third quarter and $72.0 million for 2009, assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, and no restructuring of current debt balances. This compares to the 2008 actuals of $21.3 million and $86.9 million for the quarter and year, respectively.

•                  The Company expects a current tax provision from continuing operations of approximately $0.1 million and $0.2 million in the third quarter and full year 2009, respectively, based on the assumptions discussed in this “Outlook” section.

•                  The Company expects to spend approximately $7.4 million in capital expenditures in the third quarter and approximately $15.0 million in 2009, as compared to the 2008 actuals of $7.1 million and $25.2 million for the quarter and year, respectively.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its second quarter 2009 results on Wednesday, August 5, 2009, at 8:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.” The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-9205.

About Sinclair:

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets. Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks. Sinclair owns equity interests in various non-broadcast related companies.

The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES:
Station broadcast revenues, net of agency commissions	$133,008	$163,747	$264,313	$324,639
Revenues realized from station barter arrangements	13,919	15,848	25,817	30,486
Other operating divisions revenues	11,345	14,020	22,880	25,147
Total revenues	158,272	193,615	313,010	380,272

OPERATING EXPENSES:
Station production expenses	36,889	40,412	71,832	79,267
Station selling, general and administrative expenses	31,993	34,020	62,903	68,631
Expenses recognized from station barter arrangements	11,293	14,117	21,521	27,634
Amortization of program contract costs and net realizable value adjustments	19,865	21,794	40,623	41,503
Other operating divisions expenses	10,891	14,745	23,142	26,679
Depreciation of property and equipment	10,528	11,559	22,461	22,112
Corporate general and administrative expenses	6,017	7,483	12,376	14,204
Amortization of definite-lived intangible assets and other assets	6,252	4,547	11,453	9,086
Gain on asset exchange	(1,280)	—	(2,516)	—
Impairment of goodwill, intangible and other assets	—	1,626	130,098	1,626
Total operating expenses	132,448	150,303	393,893	290,742
Operating income (loss)	25,824	43,312	(80,883)	89,530

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(17,646)	(21,947)	(36,020)	(44,615)
Interest income	11	194	37	375
Gain from sale of assets	50	13	77	51
Gain (loss) from extinguishment of debt	—	—	18,986	(286)
(Loss) gain from derivative instruments	(52)	—	(52)	999
Income (loss) from equity and cost method investments	463	(1,471)	18	(776)
Other income, net	403	439	1,051	811
Total other expense	(16,771)	(22,772)	(15,903)	(43,441)
Income (loss) from continuing operations before income taxes	9,053	20,540	(96,786)	46,089
INCOME TAX (PROVISION) BENEFIT	(6,358)	(9,482)	12,442	(19,945)
Income (loss) from continuing operations	2,695	11,058	(84,344)	26,144
DISCONTINUED OPERATIONS:
(Loss) income from discontinued operations, net of related income tax (provision) benefit of ($109), $94, ($217), and ($45) respectively	(109)	178	(217)	47
NET INCOME (LOSS)	2,586	11,236	(84,561)	26,191
Net loss attributable to the noncontrolling interest	197	585	1,689	580
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$2,783	$11,821	$(82,872)	$26,771
Dividends declared per share	$—	$0.20	$—	$0.40
BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Earnings (loss) per share from continuing operations	$0.04	$0.13	$(1.03)	$0.31
Earnings per share from discontinued operations	$—	$—	$—	$—
Earnings (loss) per share	$0.04	$0.13	$(1.03)	$0.31
Weighted average common shares outstanding	79,566	87,617	80,187	87,479
Weighted average common and common equivalent shares outstanding	79,566	87,621	80,187	87,485

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS
Income (loss) from continuing operations, net of tax	$2,892	$11,643	$(82,655)	$26,724
(Loss) income from discontinued operations, net of tax	(109)	178	(217)	47
Net income (loss)	$2,783	$11,821	$(82,872)	$26,771

Preliminary Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	June 30, 2009	March 31, 2009
Cash & cash equivalents	$13,080	$11,232
Total current assets	158,240	168,880
Total long term assets	1,447,901	1,457,384
Total assets	1,606,141	1,626,264

Current portion of debt	358,237	69,514
Total current liabilities	500,361	215,199
Long term portion of debt	959,573	1,263,284
Total long term liabilities	1,254,436	1,562,683
Total liabilities	1,754,797	1,777,882

Total stockholders’ equity	(148,656)	(151,618)
Total liabilities & stockholders’ equity	$1,606,141	$1,626,264

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

	Three Months Ended June 30,	Six Months Ended June 30,
	2009	2009
Net cash flow from operating activities	$27,687	$51,459
Net cash flow used in investing activities	(8,203)	(17,726)
Net cash flow used in financing activities	(17,636)	(37,123)

Net increase (decrease) in cash & cash Equivalents	1,848	(3,390)
Cash & cash equivalents, beginning of period	11,232	16,470
Cash & cash equivalents, end of period	$13,080	$13,080